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                                                                   EXHIBIT  4.13

                       AMENDMENT NO. 7 TO CREDIT AGREEMENT

      This Amendment No.7 to Credit Agreement (this "Amendment") is entered into as of January 21, 2003, by and among Midas, Inc. and Midas International Corporation (collectively, the "Borrowers" and individually, a "Borrower"), the Lenders, Bank One, NA, as administrative agent (the "Administrative Agent"), and Credit Suisse First Boston, as co-agent (the "Co-Agent").

                                    RECITALS

      A. The Borrowers, the lenders party thereto (the "Lenders"), the Administrative Agent and the Co-Agent are party to that certain Credit Agreement dated as of January 22, 1998 (as amended as of April 3, 1998, October 16, 1998, February 8, 1999, November 9, 2001, October 15, 2002 and November 12, 2002, the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

      B. The Borrowers have requested that the Administrative Agent, the Co-Agent and the Lenders further amend the Credit Agreement.

      C. The Administrative Agent, the Co-Agent and the Lenders are willing to further amend the Credit Agreement on the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

      1. Amendments to Credit Agreement. The Credit Agreement shall be amended as follows:

            (a) Article I of the Credit Agreement is hereby amended by restating the definition of "Facility Termination Date" as follows:

            ""Facility Termination Date" means March 31, 2003 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof."

            (b) Article I of the Credit Agreement is hereby amended, effective as of December 27, 2002, by restating the definition of "EBITDA" as follows:

            ""EBITDA" means, as of the last day of any fiscal quarter, Consolidated Net Income for the four fiscal quarters ending on such date, plus all amounts deducted in the computation of such Consolidated Net Income on account of (i) Consolidated Interest Expense, (ii) depreciation and amortization expenses, (iii) non-cash charges, (iv) cash charges not in excess of $31,000,000 relating to Midas's previously disclosed restructuring plan, and (v) income, profit and franchise taxes, all determined on a consolidated basis in accordance with GAAP.

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      All capitalized terms used in this definition shall have the meanings given thereto in the Note Agreement, as in effect as of December 27, 2002 and as further amended by Amendment No.3 thereto."

            (c) Section 6.18.2 of the Credit Agreement is hereby amended, effective as of December 27, 2002, by deleting it in its entirety and substituting therefor the following:

            "6.18.2 Consolidated Indebtedness to EBITDA Ratio. As of December 28, 2002, maintain the ratio of Consolidated Indebtedness (as such capitalized term is defined in the Note Agreement, as in effect as of December 27, 2002 and as further amended by Amendment No. 3 thereto) to EBITDA not to exceed 4.25:1.00."

            (d) Notwithstanding any provision of the Credit Agreement to the contrary, each Facility Letter of Credit may have, as an expiry date or a final date for the payment of drafts presented thereunder, any date prior to April 1, 2003.

      2. Representations and Warranties of the Borrowers. Each Borrower represents and warrants that:

            (a) The execution, delivery and performance by such Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

            (b) each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and

            (c) no Default or Unmatured Default has occurred and is continuing.

      3.    Effectiveness.

            (a) The amendments set forth in Section 1(a) and (d) of this Amendment shall become effective as of the date first set forth above upon satisfaction of the following conditions:

                  (i) Executed Amendment. Receipt by the Administrative Agent of duly executed counterparts of this Amendment from the Administrative Agent, the Borrowers and each Lender.

                  (ii) Amendment Fee. The Borrowers shall have paid to the Administrative Agent, for the benefit of each of the Lenders, a non-refundable amendment fee in an amount equal to sixty (60) basis points on each Lender's

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            Commitment, provided, that, so long as the refinancing of the
            Obligations occurs on or before March 31, 2003, an amount equal to forty (40) basis points times such Lender's Commitment shall be credited against any fee payable to such Lender's Commitment shall be credited against any fee payable to such Lenders in connection with such refinancing.

            (b) The amendments set fourth in Sections 1(b) and (c) of this Amendment shall become effective upon (i) satisfaction of the conditions set forth in Section 3(a) of this Amendment and (ii) the Administrative Agent's receipt of an executed amendment to the Note Agreement reflecting modifications to such Note Agreement corresponding to the amendments set forth in Section 1(b) of this Amendment, in form and substance acceptable to the Administrative Agent; provided that if such condition is not satisfied, then the remaining provisions of this Amendment shall continue to be effective.

      4.    Reference to and Effect Upon the Credit Agreement.

            (a) Except as specifically provided in this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any Default or Unmatured Default or any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents, and each Borrower hereby fully ratifies and affirms each Loan Document to which it is a party.

            (b) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement, "hereunder," "hereof" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

      5. Costs and Expenses. The Borrowers hereby affirm their joint and several obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees and expenses of attorneys for the Administrative Agent with respect thereto.

      6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

      8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

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      9.    Reaffirmation of Guaranty. Each of Midas and International hereby reaffirms its obligations under Article XIII and Article XIV, respectively, of the Credit Agreement.

      10. Acknowledgement. Each Borrower hereby waives, discharges and forever releases the Administrative Agent, the Arranger, the Co-Agent and each of the Lenders, and each of their respective employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that such Borrower has or may have had at any time through (and including) the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to any Borrower a whether any such claims, causes of action, allegations or assertions arose as a result of the Administrative Agent's, the Arranger's, the Co-Agent's or any Lender's actions or omissions in connection with the Credit Agreement or the other Loan Documents, including any amendments or modifications thereto, or otherwise.

                            [signature pages follow]

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      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written

                                              MIDAS, INC.


                                              By: /s/ [ILLEGIBLE]
                                                 -------------------------------
                                              Its: SVP/CFO
                                                  ------------------------------

                                              MIDAS INTERNATIONAL CORPORATION

                                              By: [ILLEGIBLE]
                                                 -------------------------------
                                              Its: SVP/CFO
                                                  ------------------------------

                                              BANK ONE, NA, individually and as
                                              Administrative Agent


                                              By: /s/ Jacqueline P Yardley
                                                 -------------------------------
                                              Its: SENIOR VICE PRESIDENT
                                                  ------------------------------

                                              CREDIT SUISSE FIRST BOSTON,
                                              individually and as Co-Agent


                                              By: /s/ [ILLEGIBLE]
                                                 -------------------------------
                                              Its: MANAGING DIRECTOR
                                                  ------------------------------

                                              By: /s/ [ILLEGIBLE]
                                                 -------------------------------
                                              Its: DIRECTOR
                                                  ------------------------------

                                              ABN AMRO BANK N.V.


                                              By: /s/ Steven C. Wimpenny
                                                 -------------------------------
                                              Its: GROUP SENIOR VICE PRESIDENT
                                                  ------------------------------

                                              By: /s/ Cliford S. Blasberg
                                                 -------------------------------
                                              Its: GROUP VICE PRESIDENT
                                                  ------------------------------


                           Signature Page to Amendment
                            No. 7 to Credit Agreement

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                                              BNP PARIBAS


                                              By: /s/ Peter Labrie
                                                 -------------------------------
                                              Name:  Peter Labrie
                                              Title: MANAGING DIRECTOR
                                                     CENTRAL REGION MANAGER

                                              By : /s/ Timothy J. Devane
                                                 -------------------------------
                                              Name:  Timothy J. Devane
                                              Title: VICE PRESIDENT

                                              MIZUHO CORPORATE BANK, LTD.

                                              By : /s/ John S. Sneed
                                                 -------------------------------
                                              Its:   SENIOR VICE PRESIDENT
                                                  ------------------------------

                                              THE NORTHERN TRUST COMPANY

                                              By : /s/ F.H. Burian
                                                 -------------------------------
                                              Its:   SENIOR VICE PRESIDENT
                                                  ------------------------------

                                              U.S. BANK NATIONAL ASSOCIATION

                                              By : /s/ [ILLEGIBLE]
                                                 -------------------------------
                                              Its:   VICE PRESIDENT
                                                  ------------------------------


                           Signature Page to Amendment

                            No. 7 to Credit Agreement